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                                                                   EXHIBIT 4 (B)

                              CERTIFICATE OF TRUST

                                       OF

                      FIRST UNION INSTITUTIONAL CAPITAL II

     This Certificate of Trust of First Union Institutional Capital II (the "Trust"), dated as of December 27, 1996, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C (section mark) 3801 et seq.)

     1. NAME. The name of the business trust being formed hereby is First Union Institutional Capital II.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of its filing.

     IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity,
                                   but solely as Trustee

                                   By: CHRIS L. KAISER
                                   Name: Chris L. Kaiser
                                   Title: Vice President